UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 30, 2017

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704

(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2017, the Compensation Committee of the Board of Directors of Argos Therapeutics, Inc. (the “Company”) granted restricted stock awards under the Company’s 2014 Stock Incentive Plan, as amended, to employees of the Company, including restricted stock awards to the following executive officers of the Company:

-	Jeffrey D. Abbey, President and Chief Executive Officer: Restricted stock award of 622,685 shares of the Company’s common stock.
-	Richard D. Katz, M.D., Chief Financial Officer: Restricted stock award of 395,664 shares of the Company’s common stock.
-	Charles A. Nicolette, Ph.D., Vice President of Research and Development and Chief Scientific Officer: Restricted stock award of 499,445 shares of the Company’s common stock.

Each of the restricted stock awards to the Company’s executive officers vest with respect to 50% of the shares on January 2, 2018 and with respect to the balance of the shares on January 9, 2018, subject to such executive officer continuing to be an employee of the Company through each such date. However, an executive officer’s restricted stock awards will automatically vest in full and cease to be subject to forfeiture if the Company terminates the executive officer’s employment other than for cause (as defined in the executives’ respective employment agreements). In addition, in the event that the Company’s common stock is delisted from trading on The Nasdaq Global Market, all unvested shares will automatically be forfeited to the Company and cease vesting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: September 5, 2017	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer